                                                                     EXHIBIT 3.2

                                    BY-LAWS
                                    -------

                     DOSKOCIL MANUFACTURING COMPANY, INC.
                     ------------------------------------

                                  ARTICLE I.
                                  ----------

1.  Meetings of the Shareholders:
    ----------------------------

        The annual meetings of the shareholders of Doskocil Manufacturing Company, Inc., shall be held at the office of such corporation in Tarrant County, Texas, on the first day of July of each year at 10:00 o'clock, a.m., at which time there shall be elected by the shareholders, by ballot, a Board of Directors for the ensuing year, and the shareholders shall transact such other business as may properly come before them. A majority of the shares, issued and outstanding, represented either in person or by proxy, shall constitute a quorum for the transaction of business. Each shareholder shall be entitled to one vote for each one share of corporation standing in his name on the books of the corporation, whether represented in person or by proxy.

2.  Notice of Meetings:
    ------------------

        A notice setting out the time and place of any shareholders' meeting shall be mailed, postage prepaid, to each shareholder at the address as the same appears on the sharebook of the corporation, or, if no address appears, to his last known address, at least two days prior to the date of the meeting. In the case of the annual meeting regularly held after the end of the fiscal year, no notice shall be required and the shareholders may transact any business that may properly come before said body at said annual meeting, providing a quorum is present, without giving any notice thereof.

3.  Adjourned Meetings:
    ------------------

        If a quorum is not present at the annual or any special meeting of the shareholders, the shareholders present, in person or by proxy, may adjourn from day to day as they see fit, until a quorum shall be present; or, if a quorum shall be present, they may adjourn from day to day as they see fit and no notice of such adjournment need be given.

4.  Special Meetings:
    ----------------

        A special meeting of the shareholders may be called at any time by the President, any two directors, or the holders of ten shares of corporation. The President or Secretary shall mail a notice of such call to each shareholder of the corporation in the manner hereinabove provided, at least two days before such meeting and such notice shall name the time and place of such meeting and the purpose thereof.

5.  Waiver of Notices:
    -----------------

        All notices herein provided my be waived in writing signed by shareholders waiving notice, and upon such waiver, meetings of the shareholders may be held at such time and place as may be agreed upon by the shareholders.

                                  ARTICLE II.
                                  ----------
                              Board of Directors

1.  Number and Qualifications:
    -------------------------

         The Board of Directors shall consist of three (3) members.

2.  Annual Meetings:
    ---------------

         The annual meeting of the Board of Directors shall be held at the office of such corporation in the same county in Texas wherein is held the annual meeting of the shareholders, immediately following the annual meeting of the shareholders. Stated meetings of the Board may be held at such time and place as shall be determined by resolution of the Board. Both annual and stated meetings may be held without notice thereof. A quorum shall consist of a majority of the Board.

3.  Special Meetings:
    ----------------

         Special meetings of the Board may be called by the President or by any two directors, on two days' notice, in person, in writing or by telegraph, to each Director, and shall be called upon like notice by the Secretary on the written request of two Directors. Such meetings may be held at any time and place without previous notice if all Directors execute a waiver in writing of the notice of time and place.

                                 ARTICLE III.
                                 -----------
                                   Officers

1.  Number and Qualifications:
    -------------------------

         The officers of the Corporation shall consist of a President, Vice President, Secretary and Treasurer. All officers shall be chosen by the Directors at the annual meeting of the Board and shall hold office for one year or until their respective successors are elected and qualify.

2.  President:
    ---------

         The President shall preside at all meetings of the Board of Directors and shall be ex officio chairman at all meetings of the shareholders. Subject to the approval or direction or authorization of the Board of Directors, while the Board is not in session, the President shall have general charge and care of the business and property of the Corporation; execute all authorized contracts and agreements; sign all certificates of shares; and do and perform such additional duties as shall be endorsed by the Board of Directors.

3.  Vice President:
    --------------

         The Vice President shall, in the absence or disability of the President, be vested with all the powers and perform all the duties of the President, and shall have such additional powers and perform such additional duties as shall be ordered by the Board of Directors.

4.  Secretary:
    ---------

         The Secretary shall be ex officio secretary of the Board of Directors and of the shareholders' meetings; shall give or cause to be given, all required notices of meetings of the shareholders and Board of Directors; shall record all proceedings of the meetings of the shareholders and directors in a book to be kept for that purpose; and shall perform such other duties as may be assigned to him by the Board of Directors; he shall have custody of the seal of the Corporation and shall affix same to any instrument when duly authorized to so do and attest same.


5.  Treasurer:
    ---------

         The Treasurer shall have custody of all monies and valuable papers and documents of the Corporation; shall place the same for safekeeping in such depositaries as may be designated by the Board of Directors; shall supervise and direct the expenditures, assets, liabilities, losses and gains of the Corporation; and shall, when and as required by the President or Board of Directors, render a statement of the financial condition of the Corporation. He shall register and transfer shares of the Corporation under such regulations as may be prescribed by the Board of Directors.

6.  Officers Holding Two Offices:
    ----------------------------

         Any officer shall be entitled to hold one or more offices at the same time, as deemed advisable by the Board of Directors, except that the President and Secretary shall not be the same person at the same time.

                                  ARTICLE IV.
                                  ----------
                                Capital Shares

1.  Certificates of Shares:
    ----------------------

         The President shall issue, or cause to be issued, to each shareholder a certificate, or certificates, signed by himself or the Vice President and co-signed or attested by the Secretary, with the seal of the Corporation affixed thereto, certifying the number of shares of the Corporation owned by such shareholder.

2.  Transfer of Shares:
    ------------------

         Transfer of shares of Corporation shall be made only upon the books of the Corporation, and before a new certificate of shares shall be issued, the old certificate of shares, properly endorsed, shall be surrendered. Surrendered certificates of shares shall be cancelled, and shall be attached to their proper stubs in the share certificate book.

3.  Share Ledger:
    ------------

         The original share ledger containing the names and addresses of the shareholders shall be kept at the principal office of the Corporation, which ledger shall be the evidence as to the shareholders entitled to vote in person or by proxy at any meeting or election.

                                  ARTICLE V.
                                  ---------

                             Dividends and Finance

1.  Dividends:
    ---------

     Dividends may be declared by the Board of Directors in its discretion from surplus or net profits of the Corporation, and the transfer books of the Corporation shall be closed for a period not exceeding ten (10) days next preceding the day appointed for the payments of any dividends.

2.  Depositary:
    ----------

     The funds of the Corporation shall be deposited in any bank or trust company as the Directors shall designate, and shall be withdrawn only upon the signature of officers designated by the Board of Directors.

                                  ARTICLE VI.
                                  ----------

                              General Provisions

1.  Method of Notice:
    ----------------

     Unless otherwise expressly provided, any notice required by these By-Laws to be given to any person or persons shall be in writing, and may be given by depositing the same in a post office or letter box in a postpaid envelope, properly addressed to such person or persons at his or their address as same appears on the books of the Corporation, and such notice shall be held to have been given on the day of such deposit.

2.  Vacancies of Office:
    -------------------

     If, by reason of death, resignation, disqualification or otherwise, an office, other than that of a Director, shall become vacant, the Directors in office, although less than a quorum, may choose a successor who shall hold office for the unexpired term, or until his successor shall be duly elected or chosen and qualify.

3.  Fiscal Year:
    -----------

     The fiscal year of the Corporation shall begin on the 1st day of July of each year.

4.  Place of Business:
    -----------------

     Until changed by the Board of Directors, the principal place of business of the Corporation shall be in Tarrant County, Texas. The Corporation may maintain an office or offices at such other place or places within the State or United States as the Directors may hereafter determine.

5.  Status of the Corporation:
    -------------------------

     The Corporation shall be formed, and exist under Section 1244 of the Internal Revenue Code of 1954.

                                 ARTICLE VII.
                                 -----------

1.  Amendments:
    ----------

     The By-Laws of this Corporation shall not be amended, altered or repealed, except by approval of majority vote of the holders of the issued and outstanding shares entitled to vote and then only if such amendment, alteration or repeal does not conflict with the Articles of Incorporation. Such power to amend, alter and repeal the By-Laws may be delegated by the shareholders to the Board of Directors.

                                             ADOPTION OF BY-LAWS
                                   The by-laws set out above are hereby adopted as the by-laws of Doskocil Manufacturing Company, Inc.

                              Board of Directors:

                                                 /s/ BEN DOSKOCIL
                                                 ------------------------
                                                   Ben Doskocil


                                                 /s/ MARY F. DOSKOCIL
                                                 ------------------------
                                                   Mary F. Doskocil


                                                 ------------------------
                                                   Clarence Doskocil

                             Dated:  June 4, 1968
                                          -

                              AMENDMENT TO BYLAWS
                              -------------------

        Amendments to Article I, Section 1, and Article II, Section 1 of the Bylaws of DOSKOCIL MANUFACTURING COMPANY, INC. were approved at the annual Meeting of Shareholders held on July 1, 1987. Such amendments are as follows:

                                   ARTICLE I
                                   ---------

        1.  Meetings of the Shareholders:
            -----------------------------

              An annual meeting of the shareholders, commencing with the year 1988 shall be held each year at 10:00 a.m. at a place and on a day during the month of January to be selected by the Board of Directors. If such a day is a legal holiday, then the meeting shall be on the next business day following. At the meeting, the shareholders shall elect directors and transact such other business as may properly be brought before the meeting.

                                  ARTICLE II
                                  ----------

                              Board of Directors

        1. Number; Qualification; Election; Term:
           --------------------------------------

              The Board of Directors shall consist of two (2) Directors, who need not be a Shareholder or resident of any particular state. The directors shall be elected at the annual meeting of the Shareholders. Each director elected shall hold office until his successor shall be elected and shall qualify.

        CERTIFIED this 1st day of July, 1987.


                                                /s/ MARY F. DOSKOCIL
                                                --------------------
                                                Mary F. Doskocil
                                                Secretary

APPROVED:

/s/ BEN DOSKOCIL
--------------------------------------
Ben Doskocil
President

                           CERTIFICATE OF SECRETARY
                                      OF
                     DOSKOCIL MANUFACTURING COMPANY, INC.,
                              A TEXAS CORPORATION

     I, Mary Frances Doskocil, Secretary of Doskocil Manufacturing Company, Inc., a Texas corporation (the "Company"), hereby certify that attached hereto as Exhibit A is a true, correct and complete copy of the amendment to Article II, Section I of the Bylaws of the Company as duly adopted by unanimous written consent of the shareholders of the Company as of June 25, 1997.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate as of June 25, 1997.


                                        /s/ MARY FRANCES DOSKOCIL
                                        -----------------------------
                                        Mary Frances Doskocil, Secretary

                                   EXHIBIT A


                              SECOND AMENDMENT
                                      TO
                                    BYLAWS
                                      OF
                     DOSKOCIL MANUFACTURING COMPANY, INC.

            Section 1. of Article II of the Bylaws is hereby amended to read in its entirety as follows:

            1.  Number; Election; Term; Qualification. The number of directors
                --------------------------------------
which shall constitute the board of directors shall be determined by resolution of the board of directors at any meeting thereof or by the shareholders at any meeting thereof, but shall never be less than one. At each annual meeting of shareholders, directors shall be elected to hold office until the next annual meeting of shareholders and until their successors are elected and qualified. No director need be a shareholder, a resident of the State of Texas or a citizen of the United States.